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          PROSPECTUS SUPPLEMENT NO. 3 FILED PURSUANT TO RULE 424(B)(3)

                     (TO PROSPECTUS DATED OCTOBER 21, 1999)
                                                      REGISTRATION NO. 333-87999
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                                  $200,000,000

                         AMERITRADE HOLDING CORPORATION
            5.75% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 1, 2004
                  AND 6,142,740 SHARES OF CLASS A COMMON STOCK
                     ISSUABLE UPON CONVERSION OF THE NOTES

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     This prospectus supplement no. 3 relates to the resale by the holders of
5.75% Convertible Subordinated Notes due August 1, 2004 of Ameritrade Holding Corporation and the shares of Class A common stock of Ameritrade issuable upon the conversion of the notes.

     This prospectus supplement no. 3 should be read in conjunction with the prospectus dated October 21, 1999, the prospectus supplement no. 1 dated November 9, 1999, and the prospectus supplement no. 2 dated November 22, 1999, each of which are to be delivered with this prospectus supplement no. 3. All capitalized terms used but not defined in this prospectus supplement no. 3 shall have the meanings given them in the prospectus.

     The information in the table appearing under the heading "Selling Holders" in the prospectus is superseded in part by the information appearing in the table below:

                                               PRINCIPAL AMOUNT OF       CLASS A COMMON           CLASS A
                                                NOTES BENEFICIALLY      STOCK OWNED PRIOR          COMMON
                    NAME                        OWNED AND OFFERED     TO THE OFFERING(1)(2)   STOCK OFFERED(2)
                    ----                       -------------------    ---------------------   ----------------
Donaldson, Lufkin & Jenrette Securities
Corp. ......................................         $250,000                 7,678                7,678

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(1) Includes Class A common stock into which the notes are convertible.

(2) Assumes a conversion price of 30.7137 shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional interest.

     INVESTING IN OUR CLASS A COMMON STOCK OR OUR CONVERTIBLE SUBORDINATED NOTES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 8 OF THE PROSPECTUS.

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT NO. 3, ANY PRIOR PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

          The date of this prospectus supplement is December 22, 1999.

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